EXHIBIT 10.48

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

SurePure, Inc., a Nevada corporation, (the “Company”) and SBI Investments LLC, 2014-1 a statutory series of Delaware limited liability company (the “Investor”), have entered into a Securities Purchase Agreement as of February 11, 2016 (the “Agreement”), in connection with the issuance of a US$330,000 Promissory Note to the Investor (the “Note”).

Copies of the Agreement and the Note are attached hereto. You should familiarize yourself with your issuance and delivery obligations, as “Transfer Agent,” contained therein. The shares to be issued upon the conversion of the Note are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to establish an initial reserve of a sufficient number of shares of common stock (“Common Stock”) of the Company (no less than 5,000,000 shares) of Common Stock covering the conversion of the subject Note; provided there are sufficient authorized but unissued shares to do so, and pursuant to the board resolution and share issuance resolution from the Company (which the Company shall deliver a copy of such to you in connection herewith).

So long as you have previously received confirmation from the Company (or the Investor’s counsel) that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction and the Company or its counsel or Investor’s counsel provides an opinion of counsel to that effect that is satisfactory to the transfer agent and the number of shares to be issued are less than 4.99% of the total issued and outstanding shares of Common Stock of the Company, such shares should be transferred in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares. Until such time as you are advised by the Investor’s counsel that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction (and have been provided by the Investor or the Company’s counsel with an opinion of counsel to that effect that is satisfactory to the transfer agent) and the number of shares to be issued are less than 4.99% of the total issued and outstanding shares of Common Stock of the Company, you are hereby instructed to place the following legends on the certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and you are instructed to issue a certificate without such legend to the holder of any shares upon which it is stamped, if: (a) the Company or its counsel have advised you that such shares have been registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction (and the Company or its counsel or Investor’s counsel provides an opinion of counsel to that effect that is satisfactory to the transfer agent) and the number of shares to be issued is less than 4.99% of the total issued Common Stock of the Company, and (b) such holder provides the Company and the transfer agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company and the transfer agent with reasonable assurances and an opinion of counsel to that effect is satisfactory to the transfer agent that such shares can be sold pursuant to Rule 144.

The Company hereby requests that your firm act immediately, without delay and without the need or requirement for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices (as defined in the Agreement in the form attached to the Note) received from the Investor.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with willful misconduct, gross negligence or in bad faith (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). You shall have no liability to the Company or the Investor in respect to any action taken or any failure to act in respect of these Instructions if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor. Your firm will not delay in processing any Conversion Notices owing to the fact that the Company is in arrears of its fees and other monies owed to your firm, provided that the Investor agrees that each time a Conversion Notice is delivered to your firm, the Investor agrees to pay the cost of processing the Conversion Notice a sum not to exceed $150.00 for each such transaction.

The Company agrees that in the event that the Transfer Agent resigns or is terminated or otherwise replaced as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions within five (5) business days. The Company and the Investor agree that any action which names the Transfer Agent as a party shall be brought in a court of general jurisdiction in New York, New York, and no other court.

The Investor and Company expressly understand and agree that nothing in this Irrevocable Transfer Agent Instructions shall require or be construed in any way to require the transfer agent, in its sole discretion as the Transfer Agent, to do, take or not do or take any action that would be contrary to any Federal or State law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 and the Securities and Exchange Act of 1934 as amended and the rules and regulations promulgated there under by the Securities and Exchange Commission.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the written consent of the Investor.

COMPANY:		Accepted by the TRANSFER AGENT:

SUREPURE, INC.		VSTOCK TRANSFER, LLC

By:	/s/ Stephen M. Robinson	By:	/s/ Yoel Goldfeder
Name:	Stephen M. Robinson	Name:	Yoel Goldfeder
Title:	Chief Financial Officer	Title:	Chief Executive Officer

Date: February 11, 2016		Date: February 11, 2016